                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY


                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT



                                 BY AND BETWEEN



                               GUIDANT CORPORATION


                                       AND


                            MICRO THERAPEUTICS, INC.



                          DATED AS OF NOVEMBER 17, 1997








                                   $5,000,000

             5% CONVERTIBLE SUBORDINATED NOTE, DUE OCTOBER 31, 2002

                                TABLE OF CONTENTS

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
Section 1.  Description of Note and Commitment..................................     2
      Section 1.1   Description of Note.........................................     2
      Section 1.2   Commitment, Closing Date....................................     2

Section 2.  Interpretation of Agreement; Definitions............................     2
      Section 2.1   Definitions.................................................     2
      Section 2.2   Accounting Principles.......................................     4
      Section 2.3   Directly or Indirectly......................................     5
      Section 2.4   Legal Holidays..............................................     5

Section 3.  Representations and Warranties of the Company and its Subsidiaries..     5
      Section 3.1   Subsidiaries of the Company.................................     5
      Section 3.2   Corporate Organization and Authority........................     5
      Section 3.3   Capital Structure...........................................     5
      Section 3.4   Equity Investments..........................................     6
      Section 3.5   Authority...................................................     6
      Section 3.6   Financial Statements........................................     6
      Section 3.7   Securities and Exchange Commission Documents................     7
      Section 3.8   Business Changes............................................     7
      Section 3.9   Indebtedness................................................     8
      Section 3.10  Litigation..................................................     9
      Section 3.11  Compliance with Law.........................................     9
      Section 3.12  Title to Properties.........................................     9
      Section 3.13  Licenses, etc...............................................     9
      Section 3.14  No Default..................................................     9
      Section 3.15  Proprietary Rights..........................................    10
      Section 3.16  Taxes.......................................................    11
      Section 3.17  Use of Proceeds.............................................    11
      Section 3.18  Private Offering............................................    11
      Section 3.19  Employee Plans and Relations................................    11
      Section 3.20  Environmental Matters.......................................    12
      Section 3.21  Brokers or Finders..........................................    12
      Section 3.22  Full Disclosure.............................................    12

Section 4.  Representations and Warranties of Guidant...........................    12
      Section 4.1   Corporate Organization......................................    12
      Section 4.2   Authority...................................................    13
      Section 4.3   Restricted Note.............................................    13
      Section 4.4   No Conflict.................................................    13
      Section 4.5   Brokers or Finders..........................................    14

Section 5.  Covenants of the Company............................................    14
      Section 5.1   Corporate Existence.........................................    14
      Section 5.2   Conduct of Business in Normal Course........................    14


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
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
      Section 5.3   Maintenance.................................................    14
      Section 5.4   Preservation of Business and Relationships..................    14
      Section 5.5   Merger; Acquisitions........................................    14
      Section 5.6   Sale or Lease of Assets; Dispositions.......................    15
      Section 5.7   Indebtedness................................................    15
      Section 5.8   Insurance...................................................    15
      Section 5.9   Taxes, Claims for Labor and Materials, Compliance
                    with Laws...................................................    15
      Section 5.10  Notice of Claims and Litigation.............................    15
      Section 5.11  Disposal of Shares of a Subsidiary..........................    16
      Section 5.12  Transactions with Affiliates................................    16
      Section 5.13  Reports and Access to Information...........................    16
      Section 5.14  Visitation Rights Regarding the Board of Directors..........    16
      Section 5.15  Rule 144 Reporting..........................................    17

Section 6.  Additional Agreements...............................................    18

Section 7.  Stock Purchase Agreement............................................    18
      Section 7.1   Stock Purchase Option.......................................    18
      Section 7.2   Termination of Stock Purchase Option........................    18
      Section 7.3   Definition of Milestone.....................................    19
      Section 7.4   Default and Cross Defaults..................................    19

Section 8.  Credit Agreement....................................................    19
      Section 8.1   Credit Agreement............................................    19
      Section 8.2   Termination of the Credit Agreement.........................    19
      Section 8.3   Default and Cross Defaults..................................    20

Section 9.  Conditions Precedent................................................    20
      Section 9.1   Conditions to Obligations of Guidant........................    20
      Section 9.2   Conditions to Obligations of the Company....................    20

Section 10. Events of Default...................................................    21
      Section 10.1  Payments....................................................    21
      Section 10.2  Bankruptcy..................................................    21
      Section 10.3  Commencement of an Action...................................    21
      Section 10.4  Default of Senior Indebtedness..............................    21
      Section 10.5  Covenants and Agreements....................................    22
      Section 10.6  Default Under Other Agreements..............................    22
      Section 10.7  Change of Control of the Company............................    22
      Section 10.8  Other Remedies..............................................    22

Section 11. Subordination.......................................................    22
      Section 11.1  Senior Indebtedness.........................................    22
      Section 11.2  Default on Senior Indebtedness..............................    22
      Section 11.3  Effect of Subordination.....................................    23
      Section 11.4  Subrogation.................................................    23
      Section 11.5  Undertaking.................................................    23

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Section 12. Conversion of Note..................................................    24
      Section 12.1  Conversion Privilege and Conversion Price...................    24
      Section 12.2  Exercise of Conversion Privilege............................    24
      Section 12.3  Fractions of Shares.........................................    24
      Section 12.4  Adjustment of Conversion Price..............................    25
      Section 12.5  Notice of Adjustments of Conversion Price...................    29
      Section 12.6  Notice of Certain Corporate Action..........................    29
      Section 12.7  Company to Reserve Common Stock.............................    30
      Section 12.8  Taxes on Conversions........................................    30
      Section 12.9  Covenant as to Common Stock.................................    30
      Section 12.10 Provisions in Case of Consolidation, Merger or Sale
                    of Assets...................................................    30
      Section 12.11 Transfer and Exchange of Note...............................    31
      Section 12.12 Loss, Theft, Mutilation or Destruction of Note..............    31
      Section 12.13 Expenses, Stamp Tax Indemnity...............................    31
      Section 12.14 Cancellation of Converted Note..............................    31

Section 13. Right of First Offer................................................    32
      Section 13.1  The Right of First Offer....................................    32
      Section 13.2  Grant.......................................................    32
      Section 13.3  Definition of New Securities................................    32
      Section 13.4  Exercise of Right of First Offer............................    32
      Section 13.5  Termination of Right of First Offer.........................    33

Section 14. Indemnification.....................................................    33
      Section 14.1  Indemnification by the Company..............................    33
      Section 14.2  Indemnification by Guidant..................................    34
      Section 14.3  Indemnification Procedure...................................    34

Section 15. Miscellaneous.......................................................    35
      Section 15.1  Powers and Rights Not Waived; Remedies Cumulative...........    35
      Section 15.2  Notice......................................................    35
      Section 15.3  Successors and Assigns......................................    36
      Section 15.4  Survival of Covenants and Representations...................    36
      Section 15.5  Severability................................................    36
      Section 15.6  Waiver of Conditions........................................    37
      Section 15.7  Counterparts................................................    37
      Section 15.8  Governing Law...............................................    37
      Section 15.9  Captions....................................................    38

EXHIBITS

Exhibit A       Form of 5% Convertible Subordinated Note
Exhibit B       Form of Distribution Agreement
Exhibit C       Form of Stock Purchase Agreement
Exhibit D       Form of Credit Agreement
Exhibit E       Disclosure Schedule

                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT


         THIS CONVERTIBLE SUBORDINATED NOTE AGREEMENT (this "Agreement"), entered into as of the 17th day of November, 1997, by and between GUIDANT CORPORATION, an Indiana corporation ("Guidant"), and MICRO THERAPEUTICS, INC., a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, Guidant desires to purchase from the Company, and the Company desires to sell to Guidant, a certain 5% Convertible Subordinated Note, due October 31, 2002, in the aggregate principal amount of Five Million Dollars ($5,000,000) (the "Note"), in the form attached hereto as Exhibit A, all as more fully described below, on the terms and conditions set forth herein; and

         WHEREAS, the Company and Guidant desire to enter into a Distribution Agreement (the "Distribution Agreement") in the form attached hereto as Exhibit B, and the Company and Guidant acknowledge that the Agreement and Note are the consideration for the Distribution Agreement; and

         WHEREAS, upon the achievement of certain Milestones (as defined herein) and at the Company's option, the Company and Guidant may enter into the Stock Purchase Agreement (the "Stock Purchase Agreement") in the form attached hereto as Exhibit C which provides that the Company shall sell to Guidant and Guidant shall purchase up to Three Million Dollars ($3,000,000) worth of common stock, par value $0.001 per share, of the Company (the "Common Stock"); and

         WHEREAS, upon the achievement of certain Milestones and at the Company's option, the Company and Guidant may enter into the Credit Agreement (the "Credit Agreement") in the form attached hereto as Exhibit D which provides that Guidant, as lender, shall loan to the Company, as borrower, an amount not to exceed an aggregate of Two Million Dollars ($2,000,000); and

         WHEREAS, the Company and Guidant desire to make certain representations, warranties, covenants and agreements in connection with the purchase and sale of the Note and desire to prescribe certain conditions precedent to such purchase and sale; and

         WHEREAS, the Company and Guidant desire to make certain representations, warranties, covenants and agreements in connection with entering into the Stock Purchase Agreement and the Credit Agreement and desire to prescribe certain conditions precedent to such agreements:

         NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Guidant hereby agree as follows:

         Section 1. Description of Note and Commitment.

         Section 1.1 Description of Note. The Company has authorized the purchase and sale of Five Million Dollars ($5,000,000) aggregate principal amount of the Note to be dated the date of issue, to bear interest from such date at the rate of five percent (5%) per annum, payable quarterly in arrears on January 31, April 30, July 30 and October 31, each year (commencing January 31,
1998) and at maturity and to bear interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of eight percent (8%) per annum after the date due, whether at maturity or by declaration, acceleration or otherwise, until paid, to be expressed to mature on October 31, 2002, and to be substantially in the form attached hereto as Exhibit A. The Note is not subject to redemption or prepayment. The Note is convertible into Common Stock on the terms and conditions set forth in Section 0 hereof. The term "Note" as used herein shall include the Note delivered pursuant to this Agreement in the form attached hereto as Exhibit A.

         Section 1.2 Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations, warranties, covenants and agreements set forth herein, the Company agrees to sell to Guidant, and Guidant agrees to purchase from the Company, the Note in the respective aggregate principal amount as set forth in Exhibit A at a purchase price of one hundred percent (100%) of the principal amount thereof on the Closing Date (as defined herein).

         The closing of the purchase and sale of the Note will be made at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California 94304, against payment therefor of the purchase price in immediately available funds at 4:00 p.m. Pacific time, on November 17, 1997, or such later date as shall mutually be agreed upon by the Company and Guidant (the "Closing Date"). The Note delivered to Guidant on the Closing Date will be delivered to Guidant in the form of a single Note in the form attached hereto as Exhibit A for the full amount of Guidant's purchase.

         Section 2. Interpretation of Agreement; Definitions.

         Section 2.1 Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company or (iii) five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agreement" shall mean this Note Agreement.

         "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee thereof.

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in San Francisco, California are not authorized or required by law to be closed.

         "Closing Date" shall have the meaning specified in Section 1.2 hereof.

         "Commission" shall mean the Securities and Exchange Commission, or successor regulatory entity.

         "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company.

         "Company" shall mean Micro Therapeutics, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets or business of Micro Therapeutics, Inc.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "Event of Default" shall have the meaning set forth in Section 10 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "Holder" shall mean the registered holder of the Note, initially
Guidant.

         "Interest Payment Date" shall mean the Stated Maturity of an installment of interest on the Note.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Nasdaq" and "Nasdaq National Market" shall have the meanings specified in Section 12.4(h) hereof.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Preferred Stock" shall mean stock of the Company or a Subsidiary of any class or series ranking prior to any other class or series of stock of the Company or the Subsidiary with respect to whether the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or the Subsidiary.

         "Purchased Shares" shall have the meaning specified in Section 12.4(f) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stated Maturity," when used with respect to the Note or any installment of interest hereon, shall mean the date specified in the Note as the fixed date on which the principal of the Note or any installment of interest is due and payable.

         "Subsidiary" shall mean a subsidiary of the Company.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Section 2.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 2.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         Section 2.4 Legal Holidays. In any case where any Interest Payment Date or Stated Maturity of the Note or the last date on which Guidant has the right to convert the Note shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Note) payment of interest or principal or conversion of the Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

         Section 3. Representations and Warranties of the Company and its Subsidiaries. Except as otherwise set forth in the Disclosure Schedule attached hereto as Exhibit E (the "Disclosure Schedule") or in any document expressly referenced in the Disclosure Schedule, the Company and its Subsidiaries represent and warrant to Guidant as of the date hereof as follows:

         Section 3.1 Subsidiaries of the Company. The Disclosure Schedule states the name of each of the Subsidiaries of the Company, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each of its Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien.

         Section 3.2 Corporate Organization and Authority. The Company, and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

         Section 3.3 Capital Structure. The authorized capital stock of the Company consists of Twenty Million (20,000,000) shares of Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share. As of October 31, 1997, Six Million Four Hundred Eighty-Nine Thousand Five Hundred Ninety-One (6,489,591) shares of the Common Stock were issued and outstanding and no shares of the Preferred Stock were issued and outstanding.

         All of the outstanding Common Stock was issued in compliance with applicable federal and state securities laws and regulations. All of the outstanding shares of the Common Stock are, and any shares of Common Stock issuable upon conversion of the Note and pursuant to the Stock Purchase Agreement (as defined in Section 7 hereof) will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party or is bound.

         Section 3.4 Equity Investments. The Company does not own any equity stock or interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity. The Company has no Subsidiaries except those set forth in the Disclosure Schedule.

         Section 3.5 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to issue the Note, and will have all requisite corporate power and authority to enter into the Stock Purchase Agreement and the Credit Agreement and, subject to satisfaction of the conditions set forth herein and therein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Note have been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 9 hereof are satisfied, the execution and delivery of this Agreement and the Note do not or will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Certificate of Incorporation or Bylaws of the Company, or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to the Company or its respective properties or assets.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

         Section 3.6 Financial Statements. The Company has furnished to Guidant its audited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended December 31, 1996 and the Company's audited consolidated balance sheet at December 31, 1996; and the unaudited consolidated statement of operations and statement of cash flows for the ten (10) months ended October 31, 1997 and the unaudited consolidated balance sheet at October 31, 1997. The Company will furnish to Guidant as soon as available its audited consolidated financial statements for the fiscal year ended December 31, 1997. The balance sheet at October 31, 1997 is hereinafter referred to as the "Company Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Company Financial Statements." The Company Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present and will present the consolidated financial position of the Company and the results of its operations as of the date and for the periods indicated thereon. At the date of the Company Balance Sheet (the "Company Balance Sheet Date"), neither Company nor its consolidated subsidiaries had any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Company Balance Sheet or the accompanying notes thereto.

         Section 3.7 Securities and Exchange Commission Documents.

The Company has furnished to Guidant a true and complete copy of the Company's Form 10-KSB for the year ended December 31, 1996, Form 10-QSB for each of the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents comply or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the Company SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document.

         Section 3.8 Business Changes. Since September 30, 1997, except as otherwise contemplated by this Agreement or as disclosed in writing to Guidant, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of the Company.

         (b) The Company has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of the Company.

         (c) The Company has not incurred debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

         (d) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

         (e) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of the Company.

         (f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Company.

         (g) The Company has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, other than inventory sold in the normal course of business or accounts receivable.

         (h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate other than inventory sold or returned in the normal course of business.

         (i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partner ship, joint venture, firm or other entity; the Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate.

         (j) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

         (k) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.15 hereof).

         (l) The Company has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

         (m) The Company has not effected or agreed to effect any change in its directors, officers or key employees.

         (n) The Company has not effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement.

         Section 3.9 Indebtedness. The Disclosure Schedule correctly describes all debt of the Company and its Subsidiaries in excess of Two Hundred Fifty Thousand Dollars ($250,000) outstanding of the Closing Date.

         Section 3.10 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on the Company), and none have been threatened. The Company is aware of no facts which, if known to stockholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

         Section 3.11 Compliance with Law. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the

Company which are necessary to the conduct of the Company's business ("Permits") are in full force and effect and the Company is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company, the business of the Company has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

         Section 3.12 Title to Properties. The Company and each of its Subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, except as sold or otherwise disposed of in the ordinary course of business.

         Section 3.13 Licenses, etc. The Company and each of its Subsidiaries owns or possesses all the material trade names, service marks, licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any known conflict with the rights of others.

         Section 3.14 No Default.

         (a) Each of the Company's material agreements or contracts is a legal, binding and enforceable obligation by or against the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the Company's knowledge, no party with whom the Company has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the Company's business.

         (b) The Company has performed, or is now performing, the obligations of, and the Company is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the contracts of the Company, whether fully performed or currently being performed, nor has the Company received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

         Section 3.15 Proprietary Rights.

         (a) The Company has provided Guidant with a complete list in writing of all patents and applications for patents, trade marks, trade names, service marks, and copyrights, and applications therefor, owned or used by the Company or in which it has any rights or licenses, except for software used by the Company and generally available on the commercial market. The Company has provided Guidant with a complete and accurate list of all agreements of the

Company with each officer, employee or consultant of the Company providing the Company with title and ownership to patents, patent applications, trade secrets and inventions developed or used by the Company in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         (b) The Company owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copy rights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of the Company, and the same are sufficient to conduct the Company's business as it has been and is now being conducted.

         (c) The operations of the Company do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on the Company), and, none has been threatened against the Company. To the knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of the Company as it has been and is now being conducted.

         (d) To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer.

         Section 3.16 Taxes. All tax returns required to be filed by the Company or its Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or its Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1996, the federal income tax liability of the Company and its Subsidiaries has been satisfied. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional federal or state income taxes due since said date is pending or, to the knowledge of the Company, threatened. The provisions for taxes on the books of the Company and each of its Subsidiaries are adequate in all material respects for all open years, and for its current fiscal period.

         Section 3.17 Use of Proceeds. The net proceeds from the sale of the Note will be used to make an infusion of capital into the Company and for other corporate purposes.

         Section 3.18 Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Note or any similar security or has solicited or will solicit an offer to acquire the Note or any similar security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Note or any similar security with any Person other than Guidant. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Note or any similar security or has solicited or will solicit an offer to acquire the Note or any similar security from any Person so as to bring the issuance of the Note within the provisions of section 5 of the Securities Act.

         Section 3.19 Employee Plans and Relations.

         (a) Except as provided in the Company SEC Documents, the Company does not have any: (i) employee benefit plans, multi-employer plans and employee benefit plans (as defined in section 3(2) or section 3(3) of the Employee Retirement Income Security Act of 1974, as amended); (ii) bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement; (iii) employment, consulting or termination agreement; or (iv) other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as a director, officer, employee or independent contractor.

         (b) The Company has not been and is not a party to, or subject to, or affected by, any collective bargaining agreement or other labor contract. The Company has complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

         Section 3.20 Environmental Matters. The Company is, and at all times during the period prior to the date hereof the Company has been, in compliance with all applicable local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to zoning and land use and to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into or on land, ambient air, surface water, ground water, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes.

         Section 3.21 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 3.22 Full Disclosure. Neither the Company Financial Statements referred to in Section 3.6 hereof nor this Agreement, or any other written statement furnished by the Company to Guidant in connection with the negotiation of the sale of the Note, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact peculiar to the Company or the Subsidiaries which the Company has not disclosed to Guidant in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely, the properties, business, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

         Section 4. Representations and Warranties of Guidant. Except as contemplated by this Agreement, Guidant represents and warrants to the Company as of the date hereof as follows:

         Section 4.1 Corporate Organization. Guidant is a corporation duly incorporated, validly existing and in good standing under the laws of Indiana. Guidant is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of Guidant. Guidant has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

         Section 4.2 Authority. Guidant has all requisite corporate power and authority to enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Guidant. This Agreement has been duly executed and delivered by Guidant and constitutes the valid and binding obligation of Guidant enforce able in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 9 are satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Certificate of Incorporation or Bylaws of Guidant, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Guidant or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Guidant.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Guidant in connection with the execution and delivery of this Agreement by Guidant or the consummation by Guidant of the transactions contemplated hereby or thereby.

         Section 4.3 Restricted Note. Guidant represents and agrees, and in entering into this Agreement the Company understands, that (a) Guidant is acquiring the Note for Guidant's own account, and for the purpose of investment and not with a view to the distribution thereof, and that Guidant has no present intention of selling, negotiating or otherwise disposing of the Note; it being understood, however, that the disposition of Guidant's property shall at all times be and remain within its control, and (b) the Note has not been registered under section 5 of the Securities Act and that Guidant will only re-offer or resell the Note purchased by Guidant under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of section 5 of the Securities Act.

         Section 4.4 No Conflict. The execution and delivery of this Agreement by Guidant and the performance of Guidant's obligations hereunder, (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of Guidant or any of its Subsidiaries, or any material contract, agreement or commitment binding upon Guidant or any of its assets or properties; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Guidant; and
(c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Guidant or any of its assets or properties.

         Section 4.5 Brokers or Finders. Guidant has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Guidant has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 5. Covenants of the Company.From and after the Closing Date and continuing so long as any amount remains unpaid on the Note, the Company and its Subsidiaries covenant and agree with Guidant that:

         Section 5.1 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company and its Subsidiaries.

         Section 5.2 Conduct of Business in Normal Course. The Company and its Subsidiaries shall carry on the business and their activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by the Company as of September 30, 1997. The Company and its Subsidiaries shall maintain the business and their activities in a normal and customary manner consistent with prior practice.

         Section 5.3 Maintenance. The Company will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.

         Section 5.4 Preservation of Business and Relationships. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         Section 5.5 Merger; Acquisitions. Except with contemporaneous notice to Guidant, the Company shall not (a) consolidate with or merge into any other Person, (b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (c) otherwise acquire or agree to acquire any assets which are material to the Company except in the ordinary course of business consistent with prior practice.

         Section 5.6 Sale or Lease of Assets; Dispositions. Except with contemporaneous notice to Guidant, the Company shall not sell, lease, transfer or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), except in the ordinary course of business consistent with prior practice.

         Section 5.7 Indebtedness. Except with contemporaneous notice to Guidant, the Company shall not incur any indebtedness for borrowed money other than customary Senior Indebtedness (as defined herein) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others except in connection with the purchase of inventory pursuant to the existing bank line of credit.

         Section 5.8 Insurance. The Company shall at all times during the term of the Agreement maintain product liability insurance covering the products with minimum annual limits of Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. The Company shall maintain such insurance for a minimum of five (5) years after termination of the Agreement. Within thirty (30) days of the Closing Date, the Company shall deliver to Guidant a certificate of insurance evidencing such insurance and stating that the policy will not be canceled or modified without at least thirty (30) days prior written notice to Guidant.

         Section 5.9 Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each of its Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the

Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside, in accordance with GAAP, on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or condition of the Company and its Subsidiaries, taken as a whole.

         Section 5.10 Notice of Claims and Litigation. The Company will give prompt notice to Guidant of any claim or action at law or in equity, or before any governmental, administrative or regulatory body or arbitration panel instituted against the Company or its Subsidiaries, or disputes that have a high probability of resulting in a suit of significance against the Company or its Subsidiaries involving a claim against the Company or its Subsidiaries, for damages in excess of Two Hundred Fifty Thousand Dollars ($250,000) or which, if concluded adverse to the Company or its Subsidiaries, would materially and adversely affect the business or assets of the Company or its Subsidiaries.

         Section 5.11 Disposal of Shares of a Subsidiary. Neither the Company nor its Subsidiaries will sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section 5.11 any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of the Subsidiary, nor will the Subsidiary issue, sell, pledge, encumber or otherwise dispose of any shares of its own stock, if the effect of the transaction would be to reduce the proportionate interest of the Company and its other Subsidiaries in the outstanding stock of its Subsidiary whose shares are the subject of the transaction, nor will its Subsidiary issue, sell, pledge, encumber or dispose of any shares of its own Preferred Stock.

         Section 5.12 Transactions with Affiliates. Except for transactions and arrangements with employee Affiliates, the Company will not, and will not permit its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's or its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or its Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 5.13 Reports and Access to Information. Not more than once during any twelve (12) month period, the Company shall afford to Guidant and shall cause its independent accountants to afford to Guidant, and its accountants, counsel and other representatives, reasonable access during normal business hours to the Company's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of the Company's accountants. If for any reason Guidant is not exercising its visitation rights in accordance with Section 5.14 hereof, the Company shall use reasonable efforts to furnish promptly to Guidant (a) a copy of each report, schedule and other document filed or received by the Company during such period pursuant to the requirements of federal and state securities laws and (b) all other material information concerning the business, properties and personnel of the Company and any other materials as Guidant may reasonably request. Guidant will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and Guidant will cause its consultants and advisors to also hold such information in confidence).

         Section 5.14 Visitation Rights Regarding the Board of Directors

         (a) Non-Voting Observer. Guidant shall be entitled to designate a designee as a non-voting observer who shall have the right to attend, but not the right to participate in any discussions nor vote on or otherwise influence or control any matters considered at, all annual, regular and special meetings of the Board of Directors (the "Non-Voting Observer"). Subject to the execution of an appropriate confidentiality agreement, the Non-Voting Observer shall have the same access to information, and limitations thereto, concerning the business and operations of the Company as members of the Board of Directors; provided, however, that the Non-Voting Observer may be excluded from access to any meeting or portion thereof and the Company shall have the right to withhold delivery of such other information as it relates to such matter, (i) if the matters to be addressed relate to a transaction directly involving Guidant, (ii) if such access would adversely affect the attorney-client privilege between the Company and its counsel, (iii) if personnel or other similarly sensitive issues are under discussion or (iv) if the matters relate to the sale of the Company. The Non-Voting Observer shall not be deemed a "Director" of the Company for any purpose whatsoever nor subject to the provisions of section 16 of the Exchange Act.

         (b) Notice of Meetings. In addition to the requirements set forth in the Bylaws, in the event that Guidant has designated a Non-Voting Observer pursuant to this Section 5.14, the Company shall notify Guidant of every meeting or proposed action by written consent of the Board of Directors, by telecopy or other reasonable method of notification, at least three (3) days in advance of such meeting or proposed action by written consent; provided, however, that in the event that such advance notification with respect to any meeting or proposed action by written consent is impracticable under the circumstances then existing, the Company shall provide such notice as soon in advance of any such meeting or proposed action by written consent as is practicable under such circumstances.

         (c) Termination of Visitation Rights. The visitation rights described in this Section 0 shall terminate and be of no further force or effect upon the earlier to occur of (i) the date upon which the Note shall have been paid in full, (ii) the date upon which Guidant has fully converted the Note and holds fewer than 100,000 shares of Common Stock (with appropriate adjustments resulting from stock splits and the like), or (iii) the date on which Guidant, in its discretion, terminates this provision by written notice to the Company; provided, however, that such termination will not relieve the Company of its obligation to provide Guidant with reports and access to information in accordance with Section 5.13 hereof until such time as (A) the Note has been paid in full, (B) the Option (as defined herein) is terminated, (C) Guidant holds fewer than one hundred thousand (100,000) shares of Common Stock, and (D) the Credit Facility (if any) has been paid in full.

         Section 5.15 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the restricted Common Stock to the public without registration, as long as a public market exists for the Common Stock, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

         (c) So long as a Holder owns any restricted Common Stock, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         Section 6. Additional Agreements. Notwithstanding the covenants and agreements of the Company set forth in Section 5 hereof, the Company and Guidant further agree that no such covenants and agreements shall prevent any sale, disposition, spin-off, spin-out, license or any other transfer of the Company's or any Subsidiary's assets and technology outside the Field (as such term is defined in the Distribution Agreement).

         Section 7. Stock Purchase Agreement.

         Section 7.1 Stock Purchase Option. Upon the achievement of the Milestones (as defined herein) on or before December 31, 1998, the Company shall have the option (the "Option") to require Guidant to purchase up to Three Million Dollars ($3,000,000) worth of Common Stock (the "Option Common Stock") pursuant to that form of Stock Purchase Agreement as attached hereto as Exhibit
C. Pursuant to the Option and upon the achievement of one of the Milestones on or before December 31, 1998, the Company may require Guidant to purchase up to Two Million Five Hundred Thousand Dollars ($2,500,000) worth of shares of the Option Common Stock (in minimum increments of Five Hundred Thousand Dollars ($500,000)) pursuant to the terms and conditions of the Stock Purchase Agreement; provided, however, that upon the achievement of one of the Milestones, the Company, at its sole option, shall receive only up to Two Million Five Hundred Thousand Dollars ($2,500,000) from Guidant in any combination of (a) the exercise of the Option and/or (b) the borrowing pursuant to the Credit Agreement subject to their respective limitations. The Company may exercise the Option for the remainder of the Option Common Stock only upon the achievement of the second of the Milestones on or before December 31, 1998.

         The Option Common Stock shall be at a price equal to the average closing sale price of the Common Stock as quoted on the Nasdaq National Market over the thirty (30) consecutive trading days immediately preceding the date two
(2) days before the Company exercises the Option. In the event that such security is not traded on the Nasdaq National Market, the average closing sale price shall be as reported or quoted on such other national or regional securities exchange or automated quotations system upon which the Common Stock is listed and principally traded. In the event the Common Stock is not listed on any exchange or quoted on a quotation system, the average closing sale price shall be as reported or quoted on any trading market in which quotes can be obtained.

         Section 7.2 Termination of Stock Purchase Option. The Option shall terminate upon the earlier of (a) December 31, 1998, (b) the termination of the Distribution Agreement pursuant to its terms (except for termination of the Distribution Agreement by Guidant without cause) or otherwise resulting from a material breach or default by the Company of any covenant, condition or other provision thereof, or (c) upon notice from Guidant following an Event of Default (as defined herein).

         Section 7.3 Definition of Milestone. The two "Milestones" are (a) the submission with the Food and Drug Administration of a 510(k) application or a premarket approval ("PMA") application for the Company's Liquid Embolic System ("LES") for brain arteriovenous malformations ("AVMs") and (b) completion of the first successful (no death or minor or major stroke attributable to the device) human clinical using LES in brain aneurysms. The Company shall provide Guidant with written documentation, satisfactory to Guidant, that each of the Milestones has been satisfied, as applicable.

         Section 7.4 Default and Cross Defaults. If an Event of Default occurs, the Option shall not be exercisable by the Company during the time of the Event of Default, and Guidant will have the right to terminate the Option upon written notice to the Company. If Guidant does not exercise its right to terminate the Option during the Event of Default, thirty (30) days after such Event of Default is cured or remedied, the Company may exercise the Option unless the Option has terminated in accordance with Section 7.2 hereof.

         Section 8. Credit Agreement

         Section 8.1 Credit Agreement. Upon the achievement of the Milestones (as defined in Section 7.3 hereof) on or before December 31, 1998, the Company shall have the option to enter into and require Guidant to enter into the Credit Agreement in the form attached hereto as Exhibit D. Pursuant to the Credit Agreement, Guidant, as lender, shall loan to the Company, as borrower, an amount not to exceed an aggregate of Two Million Dollars ($2,000,000) (the "Credit Facility"). Pursuant to the terms and conditions of the Credit Agreement and upon the achievement of one of the Milestones on or before December 31, 1998, the Company may borrow up to Two Million ($2,000,000) from Guidant under the Credit Facility (in minimum increments of Five Hundred Thousand Dollars ($500,000)); provided, however, that upon the achievement of one of the Milestones, the Company, at its sole option, shall receive only up to Two Million Five Hundred Thousand Dollars ($2,500,000) from Guidant in any combination of (a) the exercise of the Option and/or (b) the borrowing pursuant to the Credit Agreement subject to their respective limitations. The Company may borrow the remainder of the Credit Facility, if any, only upon achievement of the second of the Milestones on or before December 31, 1998.

         Section 8.2 Termination of the Credit Agreement. The Company's option to enter into the Credit Agreement shall terminate upon the earlier of (a) December 31, 1998, (b) the termination of the Distribution Agreement pursuant to its terms (except for termination of the Distribution Agreement by Guidant without cause) or otherwise resulting from a material breach or default by the Company of any covenant, condition or other provision thereof, or (c) upon notice from Guidant following an Event of Default (as defined herein). In no event shall the Credit Agreement extend beyond the Maturity Date (as defined in the Credit Agreement).

         Section 8.3 Default and Cross Defaults. If an Event of Default (as defined herein) occurs, the Company shall not borrow pursuant to the Credit Facility during the time of the Event of Default, and Guidant will have the right to terminate the Credit Facility upon written notice to the Company. If Guidant does not exercise its right to terminate the Credit Facility during the Event of Default, thirty (30) days after such Event of Default is cured or remedied, the Company may borrow pursuant to the Credit Facility unless the Credit Facility has terminated in accordance with Section 8.2 hereof.

         Section 9. Conditions Precedent.

         Section 9.1 Conditions to Obligations of Guidant. The obligations of Guidant to consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Guidant:

         (a) Representations and Warranties. The representations and warranties of the Company and its Subsidiaries set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Guidant shall have received a certificate or certificates signed by the Chief Executive Officer of the Company to such effect.

         (b) Performance of Obligations. The Company shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and Guidant shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

         (c) No Material Adverse Change. There shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of the Company on a consolidated basis.

         (d) Distribution Agreement. The Company and Guidant shall have entered into a Distribution Agreement in the form attached hereto as Exhibit B.

         (e) Note. The Company shall have tendered to Guidant the Note.

         Section 9.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company:

         (a) Representations and Warranties. The representations and warranties of Guidant set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) Performance of Obligations of Guidant. Guidant shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

         (c) Distribution Agreement. The Company and Guidant shall have entered into a Distribution Agreement in the form attached hereto as Exhibit B.

         (d) Payment. Guidant shall have tendered to the Company Five Million Dollars ($5,000,000) in exchange for the Note.

         Section 10. Events of Default. If any of the events specified in this
Section 10 shall occur (herein individually referred to as an "Event of Default"), the Holder of the then outstanding Note issued pursuant to this Agreement may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

         Section 10.1 Payments. Default in the payment of the principal and unpaid accrued interest of the Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default.

         Section 10.2 Bankruptcy. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

         Section 10.3 Commencement of an Action. If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

         Section 10.4 Default of Senior Indebtedness. Any declared default of the Company under any Senior Indebtedness (as defined in Section 11 hereof) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

         Section 10.5 Covenants and Agreements. The

Company shall default in the performance of any of its material covenants and agreements set forth in any provision of this Agreement and the continuance of such default for thirty (30) days after the Holder has given the Company written notice of such default.

         Section 10.6 Default Under Other Agreements. The Company breaches or defaults on any material covenant, condition or other provision of the Distribution Agreement, the Stock Purchase Agreement or the Credit Agreement and such breach or default continues after the applicable grace period, if any, specified therein but in no event more than thirty (30) days after the Holder has given the Company written notice of such breach or default.

         Section 10.7 Change of Control of the Company. Any change in control of the Company which includes any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the stock or assets of the Company (a "Change of Control"), or Guidant's receipt of written notice from the Company that a Change of Control will occur as described in Section 12.10 hereof.

         Section 10.8 Other Remedies. If any Event of Default shall occur and be continuing, Guidant shall have, in addition to the remedies set forth in Section 0 hereof, all other remedies otherwise available at law and equity. In addition, if an Event of Default shall occur and be continuing, Guidant may terminate one or both of the Option and the Company's right to enter the Credit Facility as described in Section 7.2 and Section 8.2 hereof, and declare the entire principal and unpaid interest due under the Credit Facility, if any, immediately due and payable in accordance with the terms of the Credit Agreement.

         Section 11. Subordination. The indebtedness evidenced by the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness (as defined herein).

         Section 11.1 Senior Indebtedness. As used in the Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (a) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

         Section 11.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if the Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (a) no amount shall be paid by the Company in respect of the principal of or interest on the Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of the Note that shall assert any right to receive any payments in respect of the principal of and interest on the Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an Event of Default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on the Note, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

         Section 11.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 11 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of the Note, nothing contained in this Section 11 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of the Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         Section 11.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until the Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 11.2 hereof) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 11 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         Section 11.5 Undertaking. By its acceptance of the Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 11.

         Section 12. Conversion of Note

         Section 12.1 Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Section 12, at the option of Guidant at any time and at Guidant's sole discretion without regard to the price of the Common Stock and the Conversion Price (as defined herein), the Note or any portion of the principal amount thereof which is One Hundred Thousand Dollars ($100,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) (an "$100,000 Integral Multiple") may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price, in effect at the time of conversion. Such conversion right shall expire at the close of business on October 31, 2002.

         The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially Ten Dollars and Twenty-Five Cents ($10.25) per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in this Section 12.

         Section 12.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, Guidant shall surrender the Note or any $100,000 Integral Multiple of the Note duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice of conversion in the form provided on the Note (or such other notice as is acceptable to the Company) at such office or agency that Guidant elects to convert such Note or $100,000 Integral Multiple thereof. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Note surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         The Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the whole portion of the principal amount or any $100,000 Integral Multiple thereof for conversion in accordance with the foregoing provisions, and at such time the rights of Guidant shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12.3 hereof.

         In the case of any Note which is converted in part only, upon such conversion, the Company shall execute and deliver to Guidant, at the expense of the Company, a new Note or Notes of authorized denominations in the aggregate principal amount equal to the unconverted portion of the principal amount of the Note.

         Section 12.3 Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of the Note or Integral Multiple thereof. Instead of any fractional share of Common Stock which would otherwise be issuable upon the conversion of the Note or the $100,000 Integral Multiple thereof, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the remaining amount which is not converted by reason of this Section 12.3.

         Section 12.4 Adjustment of Conversion Price

         (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 12.4(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Guidant upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of the Common Stock (determined as provided in Section 12.4(h) hereof) on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so offered for subscription or purchase would purchase at such Conversion Price in effect immediately prior to the date fixed for such determination and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of calculating the Conversion Price in this Section 12.4(b), the number of shares of Common Stock outstanding immediately prior to the date fixed for such determination of rights, option or warrants shall be calculated as if all shares had been fully converted into shares of Common Stock. Also, for the purposes of this Section 12.4(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in Section 12.4(b) hereof, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 12.4), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be the current market price per share (determined as provided in Section 12.4(h)) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this Section 12.4(d) is applicable, Section 12.4(b) hereof shall not be applicable.

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12.10 hereof applies or as part of a distribution referred to in paragraph (d) of this Section 12.4) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 12.4 has been made, exceeds ten percent (10%) of the product of the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied with the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.4) on the date fixed for such determination less an amount equal to the quotient of
(x) the excess of such combined amount over such ten percent (10%) and (y) the number of shares of Common Stock outstanding on such date for determination and
(B) the denominator of which shall be equal to the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.4) on such date for determination.

         (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined herein)) of an aggregate consideration having a fair market value (as deter mined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by an independent majority of the Board of Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 12.4 has been made, exceeds ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.4) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied with the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (1) the product of (a) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.4) on the date of the Expiration Time and (b) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (1) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.4) as of the Expiration Time and (2) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

         (g) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 12.10 hereof applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section 12.4), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 12.4).

         (h) For the purpose of any computation under paragraphs (d), (e) and
(f) of this Section 12.4, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive trading days selected by the Company commencing not more than twenty (20) trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each trading day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations system ("Nasdaq") National Market System ("Nasdaq National Market") or, if not listed or admitted to trading on Nasdaq National Market, on Nasdaq, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq National Market or quoted on Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if the Common Stock does not have any closing bid and asked prices in the over-the-counter market during the relevant period of time, the book value per share as of the most recent available month-end determined pursuant to GAAP. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(i)) would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this paragraph
(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (i) shall be made to the nearest cent.

         (j) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this
Section 12.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this Section 12.4(j) and its actions in so doing shall be final and conclusive.

         Section 12.5 Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

         (a) the Company shall compute the adjusted Conversion Price in accordance with Section 12.4 hereof and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the Company.

         (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Holder in accordance with the terms of Section 15.2 herein.

         Section 12.6 Notice of Certain Corporate Action. In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

         (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at the offices of the Company, and shall cause to be mailed to the Holder at its last addresses as it shall appear in the Note Register, at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) of this Section 12.6) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 12.6.

         Section 12.7 Company to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note and for the sale pursuant to the Stock Purchase Agreement, the full number of shares of Common Stock then issuable upon the conversion of the Note that is subject to this Agreement and for the sale pursuant to the Stock Purchase Agreement.

         Section 12.8 Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Note pursuant hereto and for the sale pursuant to the Stock

Purchase Agreement. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of Guidant and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         Section 12.9 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Note and for the sale pursuant to the Stock Purchase Agreement will upon issuance be fully paid and nonassessable and, except as provided in Section 12.8 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         Section 12.10 Provisions in Case of Consolidation, Merger or Sale of Assets. In case of any Change of Control of the Company, the Company will notify Guidant at least thirty (30) days prior to the closing of the transaction that will effect the Change of Control, and Guidant may convert the Note in accordance with Section 12 hereof prior to the transaction or declare an Event of Default and accelerate the Note and terminate this Agreement in accordance with Section 10 hereof.

         Section 12.11 Transfer and Exchange of Note. The Note may be freely transferred or assigned by Guidant without the consent of the Company. Such transfer and assignment shall be made in accordance with applicable federal and state securities laws. At any time and from time to time, upon not less than ten
(10) days' notice to that effect given by Guidant and, upon surrender of the Note at the Company's office by Guidant, the Company will deliver in exchange therefor, without expense to Guidant, except as set forth below, one or more Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, provided such Notes are in denominations of at least Five Hundred Thousand Dollars ($500,000) or any amount in excess thereof as Guidant shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by Guidant, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         Section 12.12 Loss, Theft, Mutilation or Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, the Company will make and deliver without expense to Guidant thereof, a new Note, of like tenor, in lieu of such lost, stolen, mutilated or destroyed Note.

         Section 12.13 Expenses, Stamp Tax Indemnity. The Company agrees to pay duplicating and printing costs and charges for shipping the Note, adequately insured to Guidant's home office or at such other place as Guidant may designate, and all reasonable expenses of Guidant (including, without limitation, the reasonable fees and expenses of any financial advisor to Guidant) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any proposed or actual amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Note. The Company also agrees that it will pay and hold Guidant harmless against any and all liabilities with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the Note is then outstanding. The Company agrees to protect and indemnify Guidant against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any Person engaged by a Purchaser) in connection with the transactions contemplated by this Agreement.

         Section 12.14 Cancellation of Converted Note. The Note or Integral Multiple portions thereof delivered for conversion shall be canceled by or at the direction of the Company.

         Section 13. Right of First Offer

         Section 13.1 The Right of First Offer. Subject to the terms and conditions specified in this Section 0, the Company covenants not to sell or issue any New Securities (as defined herein) without complying with the provisions of this Section 13.

         Section 13.2 Grant. In the event the Company proposes to sell or issue any New Securities to any Person or entity, the Company hereby grants to Guidant a right of first offer to purchase a pro rata share of New Securities that the Company may, from time to time, propose to sell and issue. For purposes of this
Section 13, Guidant's pro rata share of New Securities is the ratio of the number of shares of Common Stock owned by Guidant (assuming full conversion of the Note and shares owned pursuant to the Stock Purchase Agreement) immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of all convertible securities).

         Section 13.3 Definition of New Securities. "New Securities" shall mean any capital stock (including Common Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into capital stock of the Company; provided, however, that the term "New Securities" does not include (a) shares of Common Stock issued upon conversion of the Note, (b) shares purchased by Guidant pursuant to the Stock Purchase Agreement upon exercise of the Option by the Company, (c) shares of Common Stock (or options therefore) issued or sold to employees, directors, consultants or advisors of the Company for the primary purpose of soliciting or retaining their services, provided each such person executes an agreement, in substantially the form as approved by the Company's Board of Directors, (d) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment, (e) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company, (f) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors, (g) securities issued in connection with any stock split, stock dividend or recapitalization of the Company in which all holders of Common Stock are entitled to receive their proportionate share of such issuance, and (h) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (a) through (f) above.

         Section 13.4 Exercise of Right of First Offer. If the Company proposes to issue New Securities, the Company shall give written notice to Guidant stating (a) its bona fide intention to offer or issue New Securities, (b) the number of such New Securities to be offered, (c) the price and general terms upon which it proposes to offer such New Securities, and (d) the identity of the persons or entities or classes of persons or entities to whom such New Securities are proposed to be issued. Within twenty (20) calendar days after receipt of such notice, Guidant may elect to purchase or obtain, at the price and on the terms specified in the notice, up to its pro rata share of such New Securities, as such pro rata share is calculated pursuant to Section 0 hereof, in the event the Company proposes to issue such New Securities to persons or entities by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Guidant shall retain its right of first offer pursuant to Section 13 hereof until (i) this Agreement terminates or
(ii) upon a Change of Control described in Section 12.10 hereof and shall not be affected in any way by any previous refusals to exercise its right of first offer and to purchase any New Securities.

         Section 13.5 Termination of Right of First Offer. If Guidant does not fully exercise its right to purchase or obtain all such New Securities that Guidant has the right to purchase or obtain pursuant to Section 13.4 hereof, the Company may, during the one hundred twenty (120) day period following the expiration of the period provided in Section 13.4 hereof, offer the remaining unsubscribed New Securities to the persons or entities or classes of person or entities specified in the notice sent to Guidant pursuant to Section 13.4 hereof, at a price not less than that, and upon terms no more favorable to the offeree than those, specified in such notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within one hundred twenty (120) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Guidant in accordance herewith.

         Section 14. Indemnification.

         Section 14.1 Indemnification by the Company.

         (a) The Company agrees to defend and indemnify Guidant and their respective affiliates, directors, officers and share holders, and their respective successors and assigns (collectively, the "Guidant Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 14.1 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of the Company contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; or (ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by the Company occurring before or after the Closing Date; provided, however, that the total indemnity shall not exceed the consideration received by the Company. Nothing herein shall limit in any way Guidant's remedies in the event of breach by the Company of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by the Company in connection herewith or with the transactions contemplated hereby.

         (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Guidant and the Company and the affiliates of any of them, shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of the Company been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to (a) of this Section 14.1 not occurred or been made or incurred.

         (c) Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than Twenty-Five Thousand Dollars ($25,000), at which point such indemnity shall apply to all Indemnifiable Damages.

         Section 14.2 Indemnification by Guidant. After the Closing Date, Guidant shall, as to those representations, warranties, covenants and agreements which are herein made or agreed to by Guidant, indemnify and hold harmless the Company's officers and directors and in respect of:

         (a) any damage, deficiency, losses or costs incurred by the Company resulting from any material misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of Guidant under this Agreement;

         (b) any claim by any person under any provision of any federal or state securities laws relating to any transaction, event, act or omission of or by Guidant (including, without limitation, any tender offer); and

         (c) any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to any of the foregoing; provided that the total indemnity shall not exceed Five Million Dollars ($5,000,000).

         Guidant shall reimburse the Company for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs and expenses to which this Section 14.2 relates only if a claim for indemnification is made by the Company within the period ending at December 31, 1998.

         Section 14.3 Indemnification Procedure. A party seeking indemnification (the "Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (i) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (ii) sixty (60) days after the assertion of such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 14.3 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

         Section 15. Miscellaneous.

         Section 15.1 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of Guidant in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Guidant are cumulative to, and are not exclusive of, any rights or remedies Guidant would otherwise have.

         Section 15.2 Notice. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, or five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Guidant (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

  If to the         Micro Therapeutics, Inc.
  Company:          1062 Calle Negocio #F
                    San Clemente, CA 92673
                    Attention:  George Wallace

                    Telecopy No.:  (714) 361-0210

  With a copy       Stradling, Yocca, Carlson & Rauth
  to:               660 Newport Center Drive, Suite 1600
                    Newport Beach, CA 92660
                    Attention:  Bruce Feuchter
                    Telecopy No.:  (714) 725-4100

  If to             Guidant Corporation
  Guidant:          3200 Lakeside Drive
                    Santa Clara, CA 95054
                    Attention:  Greg S. Garfield
                    Telecopy No.:  (408) 235-3987

                    and

                    Guidant Corporation
                    135 Constitution Drive
                    Menlo Park, CA 94025
                    Attention:  Mary Bellack
                    Telecopy No.:  (650) 617-5424

  With a copy       Pillsbury Madison & Sutro LLP
  to:               2550 Hanover Street
                    Palo Alto, CA 94304
                    Attention:  Katharine A. Martin
                    Telecopy No.:  (650) 233-4545


         Section 15.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Guidant and its successors and assigns; provided, however, that the Company shall not assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of Guidant.

         Section 15.4 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note and the exercise of the Option by the Company.

         Section 15.5 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         Section 15.6 Waiver of Conditions. If on the Closing Date, either party hereto fails to fulfill each of the conditions specified in Section 9 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 9 have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion determine. Nothing in this Section 15.6 shall operate to relieve either party of any obligations hereunder or to waive any of the other party's rights against such party.

         Section 15.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 15.8 Governing Law. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

         Section 15.9 Captions. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company and Guidant by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                       GUIDANT

                                       GUIDANT CORPORATION



                                       By  Keith E. Brauer
                                          --------------------------------------
                                       Title  Vice President
                                             -----------------------------------

                                       COMPANY

                                       MICRO THERAPEUTICS, INC.



                                       By  /s/ GEORGE WALLACE
                                          --------------------------------------
                                       Title  President and CEO
                                             -----------------------------------

                                    EXHIBIT A

                    FORM OF 5% CONVERTIBLE SUBORDINATED NOTE


                            MICRO THERAPEUTICS, INC.

             5% Convertible Subordinated Note, due October 31, 2002


No. CSN-1                                               San Clemente, California
$5,000,000                                                     November 17, 1997


     Micro Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to Guidant Corporation, an Indiana corporation ("Guidant"), or its registered assigns (the "Holder"), the principal sum of Five Million Dollars ($5,000,000) on October 31, 2002 (the "Maturity"), and to pay interest (i) on the unpaid principal balance thereof from the date of this Note at the rate of five percent (5%) per annum, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (commencing January 31, 1998) until such unpaid balance shall become due and payable (whether at Maturity, or by declaration, acceleration or otherwise) and (ii) on each overdue payment of principal or any overdue payment of interest, at a rate per annum equal to eight percent (8%).

     The interest and principal payments payable with respect to this Note, on any Interest Payment Date, at Maturity or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to Guidant in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and principal payments shall be made to Guidant in accordance with the provisions of the Note Agreement.

     This Note is the sole issue of a 5% Convertible Subordinated Note due October 31, 2002 of the Company issued in an aggregate principal amount of Five Million Dollars ($5,000,000) pursuant to the Convertible Subordinated Note Agreement, dated November 17, 1997, by and between the Company and Guidant (the "Note Agreement"). The Holder of this Note is entitled to the benefits of the Note Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by Guidant or Guidant's attorney duly authorized in writing, a new Note or Notes for a like aggregate principal amount and otherwise of similar tenor, will be issued to, and registered in the name of, the transferee or transferees. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In the case of an Event of Default (as defined in the Note Agreement), the principal of this Note in certain circumstances shall become due and payable and in other circumstances may be declared and become due and payable in the manner and with the effect provided in the Note Agreement.

     This Note is subject to conversion into Common Stock pursuant to the terms and conditions of the Note Agreement and conversion shall be evidenced by a Notice of Conversion as attached hereto. This Note is not subject to prepayment or redemption by the Company prior to its expressed Maturity.

     The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Note Agreement), and this
Note is issued subject to the provisions of the Note Agreement with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

     No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement.

     All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement.

     This Note and the Note Agreement are governed by and construed in accordance with the law of the State of California.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:  November 17, 1997.

                                       MICRO THERAPEUTICS, INC.



                                       By
                                          --------------------------------------
Attest:


--------------------------------------

                              NOTICE OF CONVERSION


     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof below designated (which is One Hundred Thousand Dollars ($100,000) or an integral multiple thereof), into shares of Common Stock in accordance with the terms of the Note Agreement, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares or the Note are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (if less than
all):  $
        ---------

--------------------------------------
      Social Security or other
   Taxpayer Identification Number


   Dated:
         -------------------


                                          --------------------------------------
                                                        Signature


If shares or the Note are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


--------------------------------------
                 Name

--------------------------------------
           Street Address

--------------------------------------
      City, State and Zip Code

                                    EXHIBIT B

                         FORM OF DISTRIBUTION AGREEMENT

                                    EXHIBIT C

                        FORM OF STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of           ,
1998, by and between GUIDANT CORPORATION, an Indiana corporation ("Guidant") and MICRO THERAPEUTICS, INC., a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

     WHEREAS, Guidant has purchased from the Company, and the Company has sold to Guidant, a certain 5% Convertible Subordinated Note, due October 31, 2002, in the principal aggregate amount of Five Million Dollars ($5,000,000) (the "Note") pursuant to the terms and conditions of that certain Convertible Subordinate Note Agreement, dated as of November 17, 1997, by and between Guidant and the Company (the "Note Agreement"); and

     WHEREAS, pursuant to Section 8 of the Note Agreement and upon the achievement of certain Milestones (as defined in the Note Agreement) and at the Company's option, the Company and Guidant may enter into the Credit Agreement, in the form attached as Exhibit D to the Note Agreement, which provides that Guidant, as lender, shall loan to the Company, as borrower, an amount not to exceed an aggregate of Two Million Dollars ($2,000,000); and

     WHEREAS, pursuant to Section 7 of the Note Agreement and upon the achievement of certain Milestones, the Company has been granted the option (the "Option") to require Guidant to purchase up to Three Million Dollars ($3,000,000) worth of common stock, par value $0.001 per share (the "Common Stock"), of the Company (the "Option Common Stock") pursuant to the Stock Purchase Agreement in the form attached as Exhibit C to the Note Agreement; and

     WHEREAS, the Company desires to exercise the Option pursuant to the notice of exercise attached hereto as Annex A (the "Notice"); and

     WHEREAS, the Company and Guidant desire to make certain representations, warranties, covenants and agreements in connection with the purchase and sale of the Common Stock and the exercise of the Option and desire to prescribe certain conditions precedent to such purchase and sale and the exercise of the Option:

     NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Guidant hereby agree as follows:

     1.  Purchase and Sale of Common Stock.

     1.1 Purchase and Sale. Upon the terms and conditions set forth in Section 0 of the Note Agreement and herein, Guidant agrees to purchase at the Closing (as defined herein) and the Company agrees to sell and issue at the Closing shares of the Common Stock pursuant to the Notice. The Option may be exercised in one or two tranches as provided in Section 7 of the Note Agreement.

     1.2 Consideration for the Common Stock. Subject to the terms and conditions of Section 0 of the Note Agreement and this Agreement, and as full consideration for the sale and delivery of the Common Stock to Guidant, Guidant has paid to the Company, simultaneously with the execution and delivery of this Agreement, the aggregate amount of _____ Dollars ($_____) (the "Purchase Price"). The price of the Option Common Stock shall be as provided in Section 7.1 of the Note Agreement.

     1.3 Closing. The closing of the purchase and sale of the Common Stock hereunder (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP at 2550 Hanover Street, Palo Alto, California, at 10:00 a.m. on ___________, 1998, and has taken place simultaneously with the execution and delivery of this Agreement on the date first set forth above (the "Closing Date").

     1.4 Delivery of Common Stock at Closing. At the Closing, the Company shall deliver to Guidant a certificate or certificates representing that number of shares of Common Stock as set forth in Section 1.1 hereof.

     2. Representations and Warranties of the Company. The Company and its Subsidiaries represent and warrant to Guidant as of the date hereof that the representations and warranties as made by the Company in Section 3 of the Note Agreement are true and correct in all material respects with the same effect as though made on and as of the Closing Date. The representations and warranties as made by the Company in Section 3 of the Note Agreement are incorporated by reference in their entirety herein.

     3. Representations and Warranties of Guidant. Guidant represents and warrants to the Company as of the date hereof that the representations and warranties as made by Guidant in Section 4 of the Note Agreement are true and correct in all material respects with the same effect as though made on and as of the Closing Date. The representations and warranties as made by Guidant in
Section 0 of the Note Agreement are incorporated by reference in their entirety herein.

     4. Covenants and Agreements of the Company. The Company has performed and complied with all of the covenants and agreements of the Company in Section 5 and Section 6 of the Note Agreement and further covenants and agrees to perform and comply with such provisions. The covenants and agreements of the Company in
Section 5 and Section 6 of the Note Agreement are incorporated by reference in their entirety herein.

     5. Conditions Precedent to the Obligations of Guidant. Each and every obligation of Guidant under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions precedent, except to the extent that Guidant shall have waived in writing such satisfaction:

     5.1 Representations and Warranties of the Company; Performance. Each of the representations and warranties made by the Company in the Note Agreement and as incorporated by reference herein shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date; and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement and the Note Agreement to be performed and complied with by the Company on or prior to the Closing Date.

     5.2 Performance of Obligations. The Company shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and Guidant shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

     5.3 No Material Adverse Change. There shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of the Company on a consolidated basis.

     5.4 Achievement of Milestones. The Company shall have achieved at least one or both of the Milestones, as the case may be (as such term is defined in Section 7.3 of the Note Agreement). The Company shall provide Guidant with written documentation, satisfactory to Guidant, that each of the Milestones has been satisfied, as applicable.

     5.5 Stock Certificates. The Company shall deliver at Closing a stock certificate or stock certificates representing that number of shares of Common Stock to be purchased hereunder pursuant to Section 1 hereof. All such shares of Common Stock shall be validly issued, fully paid and nonassessable.

     6. Conditions Precedent to the Obligations of the Company. Each and every obligation of the Company under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, except to the extent that the Company shall have waived in writing such satisfaction:

     6.1 Representations and Warranties of Guidant; Performance. Each of the representations and warranties made by Guidant in the Note Agreement and as incorporated by reference herein shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date (except as disclosed to Guidant pursuant to a disclosure letter); and Guidant shall have performed and complied with all agreements, covenants and conditions required by this Agreement and the Note Agreement to be performed and complied with by Guidant on or prior to the Closing Date.

     6.2 Performance of Obligations of Guidant. Guidant shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

     6.3 Payment. Guidant shall have tendered to the Company payment for the Common Stock pursuant to Section 1.2 hereof.

     7.  Miscellaneous.

     7.1 Notices. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, or five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Guidant (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

  If to the         Micro Therapeutics, Inc.
  Company:          1062 Calle Negocio #F
                    San Clemente, CA 92673
                    Attention:  George Wallace
                    Telecopy No.:  (714) 361-0210

  With a copy       Stradling, Yocca, Carlson & Rauth
  to:               660 Newport Center Drive, Suite 1600
                    Newport Beach, CA 92660
                    Attention:  Bruce Feuchter
                    Telecopy No.:  (714) 725-4100

  If to             Guidant Corporation
  Guidant:          3200 Lakeside Drive
                    Santa Clara, CA 95054
                    Attention:  Greg S. Garfield
                    Telecopy No.:  (408) 235-3987

                    and

                    Guidant Corporation
                    135 Constitution Drive
                    Menlo Park, CA 94025
                    Attention:  Mary Bellack
                    Telecopy No.:  (650) 617-5424

  With a copy       Pillsbury Madison & Sutro LLP
  to:               2550 Hanover Street
                    Palo Alto, CA 94304
                    Attention:  Katharine A. Martin
                    Telecopy No.:  (650) 233-4545


     Section 7.2 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Guidant and its successors and assigns; provided, however, that the Company shall not assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of Guidant.

     Section 7.3 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note and the exercise of the Options by the Company.

     Section 7.4 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 7.5 Waiver of Conditions. If on the Closing Date, either party hereto fails to fulfill each of the conditions specified in Section 0 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 0 have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion determine. Nothing in this Section 0 shall operate to relieve either party of any obligations hereunder or to waive any of the other party's rights against such party.

     Section 7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     Section 7.7 Governing Law. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

     Section 7.8 Captions. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company and Guidant, individually or by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                         COMPANY

                                         MICRO THERAPEUTICS, INC.



                                         By
                                            ------------------------------------
                                         Title
                                               ---------------------------------

                                         GUIDANT

                                         GUIDANT CORPORATION



                                         By
                                            ------------------------------------
                                         Title
                                               ---------------------------------

                                     ANNEX A

                               NOTICE OF EXERCISE


To: GUIDANT CORPORATION
    3200 Lakeside Drive
    Santa Clara, CA 95054
    Attn:  Greg S. Garfield
    Telecopy No.:  (408) 235-3987


    Micro Therapeutics, Inc. hereby irrevocably exercises the option (the
"Option") to require Guidant Corporation to purchase up to          Dollars
($     ) worth of Common Stock of Micro Therapeutics, Inc. in accordance with the Note Agreement and the Stock Purchase Agreement, or portion hereof below designated (which is Five Hundred Thousand Dollars ($500,000) or an integral multiple thereof), and directs that Guidant Corporation purchase such shares. No fractional shares shall be issued. Micro Therapeutics, Inc. agrees that the shares of Common Stock shall be issued and delivered to Guidant Corporation.

Amount to be Exercised:  $

    Dated:          , 1998



                                            ------------------------------------
                                                        Signature

                                    EXHIBIT D

                            FORM OF CREDIT AGREEMENT


THIS EXHIBIT DOES NOT HAVE AUTO REFERENCING THIS CREDIT AGREEMENT (this
"Agreement"), dated as of         , 1998, by and between GUIDANT CORPORATION,
an Indiana corporation ("Guidant"), as lender, and MICRO THERAPEUTICS, INC., a Delaware corporation (the "Company"), as borrower,

                              W I T N E S S E T H:

     WHEREAS, Guidant has purchased from the Company, and the Company has sold to Guidant, a certain 5% Convertible Subordinated Note, due October 31, 2002, in the principal aggregate amount of Five Million Dollars ($5,000,000) (the "Note") pursuant to the terms and conditions of that certain Convertible Subordinate Note Agreement, dated as of November 17, 1997, by and between Guidant and the Company (the "Note Agreement"); and

     WHEREAS, pursuant to Section 7 of the Note Agreement and upon the achievement of certain Milestones, the Company has been granted the option to require Guidant to purchase up to Three Million Dollars ($3,000,000) worth of common stock, par value $0.001 per share, of the Company pursuant to the Stock Purchase Agreement in the form attached as Exhibit C to the Note Agreement; and

     WHEREAS, pursuant to Section 8 of the Note Agreement and upon the achievement of certain Milestones (as defined in the Note Agreement) and at the Company's option, the Company and Guidant may enter into the Credit Agreement, in the form attached as Exhibit D to the Note Agreement, which provides that Guidant, as lender, shall loan to the Company, as borrower, an amount not to exceed an aggregate of Two Million Dollars ($2,000,000); and

     WHEREAS, the Company desires to obtain from Guidant, a loan (the "Loan") not to exceed in the aggregate Two Million Dollars ($2,000,000):

     NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Guidant hereby agree as follows:

     Section 1. Definitions. In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

     "Acceleration" means that the Loan (i) shall not have been paid at the Maturity Date, or (ii) shall have become due and payable prior to its stated maturity pursuant to Section 6.2 hereof.

     "Disbursement Date" means any date on or prior to December 31, 1998 on which a disbursement of the Loan is made. Each Disbursement Date shall be on the date designated in a written notice from the Company to Guidant; provided, however, that (a) Guidant shall not be required to make any disbursement if the conditions hereto and the Note Agreement are not satisfied, and (b) Guidant shall in no event be required to make any disbursement after December 31, 1998.

     "Maturity" means any date on which the Loan or any portion thereof becomes due and payable, whether as stated or by virtue of mandatory prepayment, by acceleration or otherwise.

     "Maturity Date" means October 31, 2002.

     "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing to Guidant by the Company, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement.

     Each accounting term not defined herein and each accounting term partly defined herein to the extent not defined shall have the meaning given to it under GAAP.

     Section 2.  Loan.

     2.1 Procedure for Loan. Subject to all of the terms and conditions of this Agreement and the Note Agreement, Guidant agrees to make the Loan to the Company in the amount of up to Two Million Dollars ($2,000,000) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement and the Note Agreement. The Company shall provide Guidant with at least fifteen (15) business days' written notice of a requested disbursement. Disbursement amounts shall be in multiples of Five Hundred Thousand Dollars ($500,000). Subject to the satisfaction of the terms and conditions set forth in the Agreement and the Note Agreement, Guidant shall disburse up to Two Million Dollars ($2,000,000) to the Company at the Company's request upon the achievement of one of the Milestones (as defined in Section 7.3 of the Note Agreement). In the event that the full amount of the Loan is not dispersed to the Company upon the achievement of one of the Milestones, Guidant shall disburse the remainder of the Loan amount to the Company, at the Company's request, upon the achievement of the second of the Milestones. In no event shall Guidant be obligated to disburse to the Company more than Two Million Dollars ($2,000,000) in the aggregate hereunder. Amounts repaid with respect to the Loan (whether repaid when due or prepaid) may not be reborrowed by the Company.

     2.2  Interest.

     (a) Interest. The Loan shall bear interest from the date of disbursement on the unpaid principal amount thereof until the earlier of an Event of Default or the date upon which such amount shall become due and payable (whether upon Maturity, by Acceleration or otherwise) at a rate per annum equal to eight percent (8%).

     (b) Accrual and Computation of Interest. Interest shall accrue daily and shall be computed for the actual number of days elapsed.

     2.3 Maximum Interest Rate. Nothing in this Agreement shall require the Company to pay interest at a rate exceeding the maximum amount permitted by applicable law to be charged by Guidant.

     2.4  Repayment.

     (a) Interest Payments. On the last day of each calendar quarter commencing with the calendar quarter of the first Disbursement Date until the Maturity Date, and on the Maturity Date, the Company shall pay Guidant all interest then accrued.

     (b) Loan Payment. The Company shall repay the entire outstanding principal amount of the Loan in full on the Maturity Date.

     (c) Optional Prepayment. The Company may at any time prepay the entire outstanding principal amount of the Loan or any portion thereof without penalty.

     2.5 Post-Maturity Interest. After the earlier of an Event of Default or Maturity (whether by Acceleration or otherwise) of the Loan, the Loan shall bear interest, payable on demand, at a rate per annum equal to ten percent (10%), subject to Section 2.3 hereof.

     2.6 Note. The Loan made by Guidant pursuant hereto shall be evidenced by a promissory note (the "Promissory Note") of the Company in the form of Annex A hereto, payable to the order of Guidant on the Maturity Date in the principal amount of up to Two Million Dollars ($2,000,000) or any integral multiple thereof in accordance with Section 2.1 hereof. The Company hereby authorizes Guidant to indicate upon a schedule attached to the Promissory Note all disbursements made by Guidant pursuant to this Agreement and all payments of principal and interest thereon. Absent manifest error, such notations shall be presumptive as to the aggregate unpaid principal amount of the Loan, and interest due thereon, but the failure by Guidant to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Promissory Note.

     2.7 Payments by the Company. All payments (including prepayments) to be made by the Company shall be made without set-off or counterclaim and shall be made to Guidant by wire transfer in United States dollars and in immediately available funds to Guidant's offices pursuant to Section 7.1 hereof no later than 12:00 noon, Pacific time, of the business day on which payment is due. Any payment which is received by Guidant later than 12:00 noon, Pacific time, shall be deemed to have been received on the immediately succeeding business day. Whenever any payment hereunder shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest.

     Section 3.  Conditions Precedent.

     3.1 Disbursements. The obligation of Guidant to make each disbursement of the Loan shall be subject to the prior or contemporaneous satisfaction of each of the following conditions:

     (a) Authorizations. Guidant shall have received such instruments or documents as Guidant may reasonably request relating to the existence and good standing of the Company or the authority for execution, delivery and performance of this Agreement, dated and in full force and effect on the Disbursement Date;

     (b) Milestones. The Company shall have achieved at least one or both of the Milestones, as the case may be (as such term is defined in Section 0 of the Note Agreement). The Company shall have provided Guidant with written documentation, satisfactory to Guidant, that each of the Milestones has been satisfied, as applicable.

     (c) No Existing Default. No Event of Default or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default (an "Incipient Default") shall exist on the Disbursement Date;

     (d) Representations and Warranties Correct. Each of the representations and warranties made by the Company in the Note Agreement and as incorporated by reference herein shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date; and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement and the Note Agreement to be performed and complied with by the Company on or prior to the Disbursement Date; and

     (e) Other Agreements. The Distribution Agreement and the Note Agreement shall be in full force and effect, and the Company shall not be in breach or default of any material covenant, condition or other provision thereof beyond the applicable grace period, if any, specified therein.

     4. Representations and Warranties of the Company. The Company and its Subsidiaries represent and warrant to Guidant as of the date hereof that the representations and warranties as made by the Company in Section 3 of the Note Agreement are true and correct in all material respects with the same effect as though made on and as of the Disbursement Date. The representations and warranties as made by the Company in Section 3 of the Note Agreement are incorporated by reference in their entirety herein.

     5. Covenants and Agreements of the Company. The Company has performed and complied with all of the covenants and agreements of the Company in Section 5 and Section 6 of the Note Agreement further covenants and agrees to perform and comply with such provisions. The covenants and agreements of the Company in
Section 5 and Section 6 of the Note Agreement are incorporated by reference in their entirety herein.

     Section 6.  Events of Default.

     6.1 Events of Default. The Events of Default referenced in Section 9 of the Note Agreement are incorporated by reference in their entirety herein.

     6.2 Termination of Commitment and Acceleration. If any Event of Default described in Section 6.1 hereof shall occur, Guidant shall have no obligation to make disbursements hereunder and may declare all Obligations to be due and payable, whereupon all Obligations shall immediately become due and payable, all as so declared by Guidant and without presentment, demand, protest or other notice of any kind. Any such declaration made pursuant to this Section 6.2 may be rescinded by Guidant.

     6.3 Other Remedies. If any Event of Default shall occur and be continuing, Guidant shall have, in addition to the remedies set forth in Section 6.2 hereof, all other remedies otherwise available at law.

     Section 7.  Miscellaneous.

     7.1 Notices. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, or five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Guidant (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

  If to the         Micro Therapeutics, Inc.
  Company:          1062 Calle Negocio #F
                    San Clemente, CA 92673
                    Attention:  George Wallace
                    Telecopy No.:  (714) 361-0210

  With a copy       Stradling, Yocca, Carlson & Rauth
  to:               660 Newport Center Drive, Suite 1600
                    Newport Beach, CA 92660
                    Attention:  Bruce Feuchter
                    Telecopy No.:  (714) 725-4100

  If to             Guidant Corporation
  Guidant:          3200 Lakeside Drive
                    Santa Clara, CA 95054
                    Attention:  Greg S. Garfield
                    Telecopy No.:  (408) 235-3987

                    and

                    Guidant Corporation
                    135 Constitution Drive
                    Menlo Park, CA 94025
                    Attention:  Mary Bellack
                    Telecopy No.:  (650) 617-5424

  With a copy       Pillsbury Madison & Sutro LLP
  to:               2550 Hanover Street
                    Palo Alto, CA 94304
                    Attention:  Katharine A. Martin
                    Telecopy No.:  (650) 233-4545

     Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Guidant and its successors and assigns; provided, however, that the Company shall not assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of Guidant.

     Section 7.3 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Disbursement Date, shall survive the closing and the delivery of this Agreement and the Promissory Note.

     Section 7.4 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 7.5 Waiver of Conditions. If on the Closing Date, either party hereto fails to fulfill each of the conditions specified in Section 3 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 3 hereof have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion deter mine. Nothing in this Section 0 shall operate to relieve either party of any obligations hereunder or to waive any of the other party's rights against such party.

     Section 7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     Section 7.7 Governing Law. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

     Section 7.8 Captions. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         GUIDANT

                                         GUIDANT CORPORATION



                                         By
                                            ------------------------------------
                                         Title
                                               ---------------------------------

                                         COMPANY

                                         MICRO THERAPEUTICS, INC.



                                         By
                                            ------------------------------------
                                         Title
                                               ---------------------------------

                                     ANNEX A

                                 PROMISSORY NOTE


[up to $2,000,000]                                      San Clemente, California
                                                                          [Date]


     On or before October 31, 2002, Micro Therapeutics, Inc. (the "Company"), for value received, promises to pay to the order of Guidant Corporation ("Guidant"), as payee, at 3200 Lakeside Drive, Santa Clara, California 95054, the principal sum of [up to Two Million Dollars ($2,000,000)] plus interest added to such principal sum or, if less, the aggregate unpaid principal amount of all disbursements of the Loan made by Guidant to the undersigned pursuant to the Credit Agreement (as defined herein) plus interest added to such principal amount, as shown in the records of Guidant.

     The unpaid principal amount hereof from time to time outstanding shall bear interest from the first Disbursement Date (as defined in the Credit Agreement) at a rate per annum equal to eight percent (8%). Upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement), the outstanding principal amount of the Loan shall, to the extent permitted by applicable law, bear interest at a rate equal to ten percent (10%) per annum. Interest on the Loan shall be payable in arrears on the last business day of each calendar quarter, commencing with the quarter in which the first Disbursement Date occurs and ending on the Maturity Date (as defined in the Credit Agreement).

     Payments of both principal and interest shall be made in immediately available funds in lawful money of the United States of America.

     This Promissory Note evidences indebtedness incurred under, and is subject to the terms and provisions of that certain Credit Agreement, dated as of
                 , 1998, by and between Guidant and the Company (the "Credit Agreement"), to which Credit Agreement reference is hereby made for a statement of said terms and provisions, including those under which this Promissory Note may be paid prior to its due date or under which its due date may be accelerated. Capitalized terms used in this Promissory Note and not otherwise defined shall have the meaning set forth in the Credit Agreement.

     This Promissory Note and the Credit Agreement are governed by and construed in accordance with the laws of the State of California.

                                      MICRO THERAPEUTICS, INC.



                                      By
                                         ---------------------------------------
                                      Title
                                            ------------------------------------
                                      Address:  1062 Calle Negocio #F
                                                San Clemente, CA 92673